Exhibit 10.2
Please note: The terms of this grant, particularly the company target performance metrics that are described in Schedule A to this notification, are highly confidential and should not be disclosed to any third party, including to other KLA employees.

PERFORMANCE-VESTING

Restricted Stock Unit Award Notification

To:            <Participant Name>
From:            KLA Executive Team
Subject:            Restricted Stock Unit Grant

Congratulations! We are pleased to inform you that the Compensation Committee of KLA Corporation’s Board of Directors (or the independent members of the Board of Directors) has granted to you an award of performance-based Restricted Stock Units under the KLA 2004 Equity Incentive Plan (the “EIP4 Equity Plan”). Subject to the provisions of the EIP4 Equity Plan and the applicable Restricted Stock Unit Agreement, the principal features of this award are as follows:

Date of Grant:        <Grant Date>

Target Number of
Restricted Stock Units
Awarded:        <Shares Granted>
Each Restricted Stock Unit represents the right to receive one share of KLA Corporation common stock upon the satisfaction of the applicable vesting requirements set forth below.

Vesting Schedule:    The number of Restricted Stock Units in which you may actually vest shall be determined as follows:

(i)first, as soon as practicable following the completion of the audited financial statements for the Company’s 20[__] fiscal year, the Administrator shall determine the level at which the performance goal for fiscal years 20[__], 20[__] and 20[__] (as set forth in attached Schedule A) has been attained and on the basis of that assessment determine the specific number of Restricted Stock Units hereby awarded to you in which you will have the potential to vest based on your continuation in Service Provider status. Such number may range from 0 Restricted Stock Units (if less than threshold attainment of the performance goal is attained) to 150% of the target number of Restricted Stock Units set forth above (if attainment is at or above the maximum specified goal). The actual number shall be determined on the basis of the payout guidelines (and linear interpolation) set forth in attached Schedule A.
(ii)You shall vest in 50% of the number of Restricted Stock Units determined under subparagraph (i)  upon your continuation in Service Provider status through the three-year anniversary of the Date of Grant (or, if later, the date on which the determination as to the number of Restricted Stock Units earned under this award, as set forth under subparagraph (i) above, is made by the Compensation Committee (or the independent members of the Board)); and 50% of the Restricted Stock Units determined under subparagraph (i)  upon your continuation in Service Provider status through the four-year anniversary of the Date of Grant.

Vesting in your Restricted Stock Units will cease immediately upon your termination of Service Provider status for any reason, including pursuant to a reduction-in-force.

The issuance of shares of KLA Corporation common stock upon the vesting of Restricted Stock Units is subject to compliance with all of the applicable requirements of all laws or regulations with respect to such units. Neither the grant of this award nor the vesting schedule alter the terms of your employment, which remain at-will and subject to termination by KLA or you at any time, with or without cause or notice.

PLEASE BE SURE TO READ THE APPLICABLE RESTRICTED STOCK UNIT AGREEMENT, WHICH CONTAINS SPECIFIC TERMS AND CONDITIONS APPLICABLE TO THIS AWARD. By accepting this award, you agree and understand that this award is subject to all of the terms and conditions contained in (1) this Restricted Stock Unit Award Notification, (2) the EIP4 Equity Plan document, (3) the Global Restricted Stock Unit Agreement (with Dividend Equivalents). For copies of these plan documents, please see KLA’s Long Term Incentives website, which can be accessed through HR Online/Incent and Reward. As of the date of this notification the direct link to the website is: http://hronline.KLA.com/incent-and-reward/long-term-incentives

Please consult your individual tax advisors regarding any tax or other consequences related to your KLA RSUs.

THIS MEMO IS YOUR OFFICIAL NOTIFICATION OF THIS AWARD. NO ADDITIONAL DOCUMENTATION WILL BE SENT TO YOU CONCERNING THIS AWARD.

SCHEDULE A

APPLICABLE PERFORMANCE GOAL AND GUIDELINES
FOR DETERMINATION OF NUMBER OF RESTRICTED STOCK UNITS
SUBJECT TO POTENTIAL VESTING
Performance Shares
Earning Criteria
•Performance shares will be earned based on achievement of a three-year relative cumulative free cash flow margin (“FCF Margin,” to be calculated as described below). This will be calculated relative to the specific peer group identified on Exhibit A (the “Peer Group”), as follows:
•FCF Margin will be calculated, for each company in the Peer Group, as (a) such company’s cumulative Free Cash Flow over the 12-quarter period beginning on or about July 1, 20[__] and ending on June 30, 20[__] (or the period beginning on or about July 1, 20[__] and ending prior to June 30, 20[__] on the last day of such company’s then-most recent fiscal quarter for which such company’s Consolidated Statement of Operations and Consolidated Statement of Cash Flows prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (the “GAAP Financial Statements”) are included in such company’s annual or quarterly report filed with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the Review Date (as defined below)) (the “3-Year Performance Period”), divided by (b) such company’s cumulative revenue over the corresponding 3-Year Performance Period, where “Free Cash Flow” is equal to such company’s (i) cash flow provided by operations less (ii) capital expenditures, including the purchase of any intangible assets acquired other than in a business combination, as reported in the applicable company’s GAAP Financial Statements that are included in such company’s annual or quarterly reports filed with the SEC on or prior to the Review Date.
•Performance for KLA and each company within the Peer Group will be measured using GAAP financial statements (and for each company within the Peer Group, such company’s GAAP Financial Statements that are included in such company’s annual or quarterly reports filed with the SEC on or prior to the Review Date) as of the date (the “Review Date”) that the Compensation Committee reviews KLA’s performance against that of the Peer Group for the 3-Year Performance Period, which will be the date of a regularly scheduled Compensation Committee meeting held within sixty (60) calendar days after the end of the Company’s fiscal year ending June 30, 20[__]. For the avoidance of doubt, if, during the 3-Year Performance Period, a Peer Group Company (as defined in Exhibit A) does not file with the SEC all of its annual or quarterly reports, then the Compensation Committee will adjust the 3-Year Performance Period as described above and use only such Peer Group Company’s available GAAP Financial Statements that have been included in annual or quarterly reports that have been filed with the SEC covering quarters in the 3-Year Performance Period to complete the performance assessment.

For the further avoidance of doubt, if, during the 3-Year Performance Period, a Peer Group Company (as defined in Exhibit A) has filed a Form 8-K under Item 4.02 with the SEC to disclose that any of the GAAP Financial Statements filed during the 3-Year Performance Period should not be relied upon or otherwise publicly announces that it is restating its GAAP Financial Statements, then the Compensation Committee will adjust the 3-Year Performance Period as described above and use such Peer Group Company’s reliable GAAP Financial Statements that have been included in annual or quarterly reports that have been filed with the SEC on or prior to the Review Date to complete the performance assessment. Once the Compensation Committee completes the performance assessment, any subsequent restatement and filing with the SEC of the GAAP Financial Statements that were reported as unreliable will not be used to recalculate the performance assessment.

•Performance calculations will be adjusted for the Company and each of the companies in the Peer Group based on the following criteria:
•If during the 3-Year Performance Period either the Company or a company in the Peer Group files a Form 8-K with the SEC under Items 2.01 and/or 9.01 in which financial statements for one or more acquired businesses are included (whether by incorporation by reference or otherwise) , then the performance of the acquired business(es) will be subtracted from both the revenue and Free Cash Flow for the performance period for such company beginning with the quarter immediately following the quarter in which the acquisition of the business is completed.

•In each circumstance, the Company will calculate revenue and Free Cash Flow for the acquired business (whether acquired by the Company or by a company in the Peer Group) for the four most recently completed quarters for which financial statements of the acquired business are included or incorporated by reference in such Form 8-K

(or if the financial results for the four most recently completed fiscal quarters are not determinable from such Form 8-K, the audited financial statements for the most recent fiscal year ended included in such Form 8-K). For each of the remaining quarters following the close of the acquisition, one fourth of the annualized revenue and one fourth of the annualized Free Cash Flow will be deducted from the actual reported results of the consolidated business.
•Payouts will be calculated as follows. For example, 100% payout would be achieved, if at the end of FY[__], the Company’s FCF Margin is equal to the 55th percentile of the Peer Group for the 3-Year Performance Period. Payouts will be interpolated if actual results fall between two of the defined percentile measurement points below.
•<30th Percentile of the Peer Group = 0% Payout
•30th Percentile of the Peer Group = 25% Payout
•55th Percentile of the Peer Group = 100% Payout
•≥75th Percentile of the Peer Group = 150% Payout

Performance Share Vesting Criteria

• 50% of the earned performance shares (if any) will vest on the 3-year anniversary of the date of grant (or, if later, the Review Date), and the remaining 50% will vest on the 4-year anniversary of the date of grant, in each case subject to the executive remaining as a service provider to the Company (or any of its subsidiaries) through the applicable vesting date.

Time-Based RSUs (Service RSUs) Vesting Terms
•25% of the time-based RSUs (or “Service RSUs”) will vest on each of the first, second, third and fourth annual anniversaries of the date of grant, in each case subject to the executive remaining as a service provider to the Company (or any of its subsidiaries) through the applicable vesting dates.
Special RSU Vesting Terms
•Any Special RSUs awarded by the Compensation Committee under this Program shall, unless otherwise determined by the Compensation Committee at the time of grant, be four-year total vesting, with the awards to vest 50% on the 2-year anniversary of the date of grant and 50% on the 4-year anniversary of the date of grant, in each case subject to the executive remaining as a service provider to the Company (or any of its subsidiaries) through the applicable vesting dates.

General
•Participants shall not be entitled to vote with respect to their unvested Service RSUs, performance shares or Special RSUs. Participants shall not be entitled to receive dividends with respect to their unvested Service RSUs, performance shares or Special RSUs, except that, to the extent that the Compensation Committee (or, as applicable, the Independent Directors) grants “dividend equivalents” to a participant in connection with any such award, such participant shall be entitled to receive cash payments in lieu of dividends, to be paid out only in accordance with the terms and conditions of such “dividend equivalent” rights in the Company’s 2004 Equity Incentive Plan and the applicable award grant agreement (including the requirement that no dividend equivalents shall be paid to a participant unless and until the participant has fully satisfied all applicable service-based and performance-based vesting conditions of the underlying Service RSU, performance share or Special RSU award).
•In the event of a Change of Control (as defined in Exhibit A) of the Company during the 3-Year Performance Period, (a) satisfaction of the performance criteria of the performance shares shall be determined as of the Company’s most recently completed quarter-end prior to the consummation of such Change of Control transaction (i.e., the performance period shall begin on or about July 1, 20[__] and shall be shortened to end on such date); and (b) to the extent that the performance shares are earned using such modified performance period, the performance shares will remain subject to the time-based vesting criteria (i.e., the executive must remain as a service provider to the Company (or its successor or their respective subsidiaries) through the applicable time-based vesting dates). In the event that an executive’s employment is terminated in connection with a Change of Control transaction, the terms of such executive’s severance plan or agreement (if any), including without limitation any acceleration of vesting of equity awards set forth therein, shall apply to equity awards granted under this Program.
•The Compensation Committee (or, with respect to awards to the CEO, the Independent Directors), with input from Company management, the Audit Committee and the Compensation Committee’s independent compensation consultants regarding the Company’s financial performance and the performance of the Peer Group for the 3-Year Performance Period,

shall, following the completion of FY[__] on the Review Date, determine the extent to which the performance criteria of the performance shares have been satisfied.
•The performance share element of this Program will be fully funded (equivalent to the sum, for all Program participants in the aggregate, of 150% of the target performance share award for each Program participant) upon the Company’s achievement of FCF Margin equal to the 30th percentile within the Peer Group for the 3-Year Performance Period. This fully funded amount represents the maximum number of shares that may be issued under performance shares awarded under this Program to all Plan participants in the aggregate.
•The Compensation Committee reserves (and the Independent Directors, with respect to the CEO’s awards, reserve) the right to exercise negative discretion (below the fully funded amount of the performance share awards described above) with respect to the payout of the performance shares based on (1) the payout calculations set forth in the section entitled “Performance Shares-Earning Criteria” above and/or (2) notwithstanding the payout calculations set forth above, any one or more of the following events if such event(s) impact the applicable financial results of the Company or any of the members of the Peer Group: (a) litigation judgments or settlements; (b) the effect of changes in tax laws, accounting principles or other laws, regulations or provisions affecting reported financial results; (c) extraordinary items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations in the applicable company’s reports filed with the SEC; or (d) acquisitions or divestitures (provided that any and all such adjustments are to be applied consistently across all companies (i.e., the Company and all members of the Peer Group))
•The Compensation Committee (or the Independent Directors) shall be the administrator of this Program. The Compensation Committee (or the Independent Directors) shall make such rules, regulations, interpretations and computations and shall take such other action to administer this Program as it may deem appropriate. The establishment of this Program shall not confer any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a participant in this Program.
•This Program shall be construed, administered and enforced by the Compensation Committee (or the Independent Directors), in its sole discretion. The laws of the State of California will govern any legal dispute involving this Program. The Compensation Committee (or the Independent Directors) may at any time alter, amend or terminate the Program

EXHIBIT A

Peer Group for Purposes of FY[__] PRSU Equity Awards

[LIST OF PEER GROUP COMPANIES FOR APPLICABLE FISCAL YEAR]
If any company listed above (each, a “Peer Group Company”) ceases to be publicly traded at any time during the 3-Year Performance Period (whether due to a Change of Control, bankruptcy, “going-private” transaction or otherwise), such company will be entirely removed from the Peer Group for purposes of determining the Company’s satisfaction of the performance criteria for the FY21 performance shares. For the avoidance of doubt, if, during the 3-Year Performance Period, (i) a Peer Group Company changes its corporate name and such corporate name change is not in connection with a Change of Control of such Peer Group Company, or (ii) a Peer Group Company relists its securities following a transaction that shall not constitute a Change of Control of such Peer Group Company, then such Peer Group Company shall not have ceased to be publicly traded and shall not be removed from the Peer Group.

“Change of Control” means the occurrence of any of the following events:

(i)    Change of Ownership of the Company. A change of the ownership of the company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of such company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of such company, except that any change of the ownership of the stock of such company as a result of a change in the domicile of such company will not be considered a Change of Control; or

(ii)    Change of Effective Control of the Company. If the company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or applicable law, a change of the effective control of such company that occurs on the date that a majority of members of such company’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of such company’s board of directors prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of such company, the acquisition of additional control of such company by the same Person will not be considered a Change of Control; or

(iii)    Change of Ownership of a Substantial Portion of the Company’s Assets. A change of ownership of a substantial portion of the company’s assets that occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from such company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of such company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of such company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.